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Exhibit 99.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Quarterly Report of Advanstar Communications Inc. (the "Company") on Form 10-Q/A for the three months ended March 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, David W. Montgomery, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge,:

(1)
The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company, as of and for the periods presented in this quarterly report.

By:	/s/ DAVID W. MONTGOMERY David W. Montgomery Chief Financial Officer
Date: December 6, 2002

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  Exhibit 99.2